EXHIBIT 22.1
NORDSTROM, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT





Name of Subsidiary                                State of Incorporation
- - ------------------------------                    ----------------------

Nordstrom Credit, Inc.                            Colorado

Nordstrom National Credit Bank                    Colorado